                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|  Preliminary Proxy Statement            |_| Confidential, for Use of the Commission Only
                                                (as permitted by Rule 14a-6(e)(2))
|X|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         MSC INDUSTRIAL DIRECT CO., INC.
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):
|X| No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
         (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:


|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
     (2) Form, Schedule or Registration Statement No.:
     (3) Filing Party:
     (4) Date Filed:

                                     [LOGO]


                                 75 MAXESS ROAD
                            MELVILLE, NEW YORK 11747

                                 --------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 --------------

To the Shareholders of MSC Industrial Direct Co., Inc.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of MSC Industrial Direct Co., Inc. (the "Company"), a New York corporation, will be held on January 8, 2003 at 9:00 a.m., local time, at the lower level atrium of Fleet Bank at 300 Broad Hollow Road, Melville, New York 11747, for the following purposes:

                  1. To elect ten directors of the Company to serve for one-year terms;

                  2. To consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as independent certified public accountants of the Company for the fiscal year 2003;

                  3. To consider and act upon such other matters as may properly come before the meeting or any adjournment thereof.


         Only shareholders of record at the close of business on December 2, 2002 are entitled to notice of and to vote at the meeting and any adjournments thereof.

         All shareholders are cordially invited to attend the meeting. However, to assure your representation at the meeting, you are urged to complete, sign and date the enclosed proxy card as promptly as possible and return it in the postage-paid envelope provided. Any shareholder attending the meeting may vote in person even if he or she has already returned a proxy.

                                    By Order of the Board of Directors,



                                    Thomas Eccleston
                                    Secretary

Melville, New York
December 6, 2002


-------------------------------------------------------------------------------

                                   IMPORTANT:

                  THE PROMPT RETURN OF PROXIES WILL ENSURE THAT YOUR SHARES WILL BE VOTED. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.


-------------------------------------------------------------------------------

                                     [LOGO]


                                 75 MAXESS ROAD
                            MELVILLE, NEW YORK 11747

                               ------------------

                               PROXY STATEMENT FOR
                        ANNUAL MEETING OF SHAREHOLDERS TO
                           BE HELD ON JANUARY 8, 2003

                               ------------------

         This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of MSC Industrial Direct Co., Inc. (the "Company"), a New York corporation, to be used at the Annual Meeting of Shareholders of the Company (the "Meeting") to be held at the lower level atrium of Fleet Bank at 300 Broad Hollow Road, Melville, New York 11747, on January 8, 2003 at 9:00 a.m., local time, and at any adjournment or postponement thereof. The approximate date on which this proxy statement, the foregoing notice and the enclosed proxy were first mailed or given to shareholders was December 6, 2002.

         Shareholders who execute proxies retain the right to revoke them at any time by notice in writing to the Secretary of the Company, by revocation in person at the Meeting or by presenting a later dated proxy. Unless so revoked, shares represented by proxies received by the Company, where the shareholder has specified a choice with respect to the election of directors or the other proposals described in this proxy statement, will be voted in accordance with the specification(s) so made. In the absence of such specification(s), the shares will be voted FOR the election of all ten nominees for the Board of Directors and FOR the ratification of the selection by the Board of Directors of Ernst & Young LLP as the Company's independent certified public accountants for the current fiscal year.

         The expenses of solicitation of proxies for the Meeting will be paid by the Company. Such solicitation may be made in person or by telephone by officers and associates of the Company. Upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding material to beneficial owners of shares of the Company's Class A common stock, par value $.001 per share (the "Class A Common Stock").

                                     VOTING

         Only holders of record of the Class A Common Stock and the Company's Class B common stock, par value $.001 per share (the "Class B Common Stock"), at the close of business on December 2, 2002 are entitled to notice of and to vote at the Meeting. On that date, the Company had outstanding 34,291,836 shares of Class A Common Stock and 32,137,294 shares of Class B Common Stock.

         Under New York law and the Company's By-Laws, the presence in person or by proxy of the holders of a majority of the shares of the Class A Common Stock and the Class B Common Stock entitled to vote is necessary to constitute a quorum at the Meeting. For these purposes, shares which are present or represented by proxy at the Meeting will be counted regardless of whether the holder of the shares or the proxy fails to vote on a proposal ("abstentions") or whether a broker with authority fails to exercise its authority with respect thereto (a "broker non-vote"). Abstentions and broker non-votes will not be included, however, in the tabulation of votes cast on proposals presented to shareholders. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld (e.g., abstentions and broker non-votes) will have no effect, as directors are elected by a plurality of votes cast. On all matters to be voted upon at the Meeting and any adjournment or postponement thereof, the holders of the Class A Common Stock and the Class B Common Stock vote together as a single class, with each record holder of Class A Common Stock entitled to one vote per share of Class A Common Stock and each record holder of Class B Common Stock entitled to 10 votes per share of Class B Common Stock.

         The Board of Directors does not intend to bring any matter before the Meeting, except as specifically indicated in the foregoing notice, nor does the Board of Directors know of any matters which anyone else proposes to present for action at the Meeting. If any other matters properly come before the Meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS


         The information set forth on the following table is furnished as of November 11, 2002 (except as otherwise noted), with respect to any person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) who is known to the Company to be the beneficial owner of more than 5% of any class of the Company's voting securities. Except as otherwise indicated, the persons listed below have advised the Company that they have sole voting and investment power with respect to the shares listed as owned by them.



                                      CLASS A COMMON STOCK (1)       CLASS B COMMON STOCK
                                     --------------------------  ------------------------------

                                                                                                       %
                                     AMOUNT & NATURE                                    PERCENT    OWNERSHIP
                                      OF BENEFICIAL    PERCENT     AMOUNT & NATURE OF   OF CLASS   OF COMMON    % VOTING
                                        OWNERSHIP      OF CLASS   BENEFICIAL OWNERSHIP     (2)     STOCK (3)   POWER (2)(4)
                                    ----------------  ----------  -------------------- ---------- ----------- -------------
T. Rowe Price Associates, Inc. (5)     3,921,000         11.4             --              --            5.9       1.1
Lord Abbett & Co. (6)                  2,574,020          7.5             --              --            3.9       *
Reich & Tang Asset Management (7)      2,822,000          8.2             --              --            4.2       *
Waddell & Reed Financial, Inc. (8)     3,689,500         10.8             --              --            5.6       1.0
Merrill Lynch & Co. (on behalf of
Merrill Lynch Investment Managers) (9) 2,665,883          7.8             --              --            4.0       *
Mitchell Jacobson (10)                 1,117,611(11)      3.3        19,134,428(12)       59.5         30.5      54.1
Marjorie Gershwind (10)                1,121,566(13)      3.3        11,721,934(14)       36.5         19.3      33.3
Sidney Jacobson (10)                         200           *          3,000,400(15)        9.3          4.5       8.4
Erik Gershwind  (10)                      43,250(16)       *          1,797,592(17)        5.6          2.8       5.1
------------------
*        Less than 1%

(1) Does not include shares of Class A Common Stock issuable upon conversion of shares of Class B Common Stock. Shares of Class B Common Stock are convertible at any time into shares of Class A Common Stock on a share-for-share basis.

(2) Percentages total more than 100% because of shared beneficial ownership of certain shares of Class B Common Stock described in footnotes 12 and 14.

(3) Indicates percentage ownership of the aggregate number of outstanding shares of Class A Common Stock and Class B Common Stock. See footnote 1.

(4) Indicates percentage of aggregate number of votes which can be cast. On all matters to be voted upon at the Meeting and any adjournment or postponement thereof, the holders of the Class A Common Stock and the Class B Common Stock vote together as a single class, with each record holder of Class A Common Stock entitled to one vote per share of Class A Common Stock and each record holder of Class B Common Stock entitled to 10 votes per share of Class B Common Stock.

(5) Information as to shares owned by T. Rowe Price Associates, Inc. is as of February 8, 2002, as set forth in an Amendment to Schedule 13G filed with the Securities and Exchange Commission. The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.

(6) Information as to shares owned by Lord Abbett & Co. is as of January 28, 2002, as set forth in an Amendment to Schedule 13G filed with the Securities and Exchange Commission. The address of Lord Abbett & Co. is 90 Hudson Street, Jersey City, New Jersey 07302-3973.


                                             (Footnotes continued on next page)

(Footnotes continued from previous page)

(7) Information as to shares owned by Reich & Tang Asset Management is as of February 15, 2002, as set forth in an Amendment to Schedule 13G filed with the Securities and Exchange Commission. The address of Reich & Tang Asset Management is 600 Fifth Avenue, 8th Floor, New York, New York 10020.

(8) Information as to shares owned by Waddell & Reed Financial, Inc. is as of January 16, 2002, as set forth in an Amendment to Schedule 13G filed with the Securities and Exchange Commission. The address of Waddell & Reed Financial, Inc. is 6300 Lamar Avenue, P.O. Box 29217, Shawnee Mission, Kansas 66201-9217.

(9) Information as to shares owned by Merrill Lynch &Co. (on behalf of Merrill Lynch Investment Managers) is as of February 5, 2002, as set forth in
     Schedule 13G filed with the Securities and Exchange Commission. The address of Merrill Lynch & Co. is 250 Vesey Street, New York, NY 10381.

(10) The address of each person is c/o MSC Industrial Direct Co., Inc., 75 Maxess Road, Melville, New York 11747.

(11) Includes (a) 169,669 shares of Class A Common Stock owned directly by Mr. Jacobson, (b) 709,100 shares of Class A Common Stock which may be deemed to be beneficially owned by Mr. Jacobson as a member of Platinum Investment Management, L.L.C., a Delaware limited liability company, the owner of such shares, (c) 188,842 shares of Class A Common Stock which may be deemed to be beneficially owned by Mr. Jacobson as a director of The Jacobson Family Foundation, the owner of such shares, and (d) 50,000 shares of Class A Common Stock issuable upon the exercise by Mr. Jacobson of options that are presently exercisable or exercisable within 60 days of the date of this proxy statement. Mr. Jacobson disclaims beneficial ownership of 354,550 of the shares of Class A Common Stock owned by Platinum Investment Management, L.L.C. and disclaims beneficial ownership of all the shares of Class A Common Stock held by The Jacobson Family Foundation.

(12) Includes (a) 10,562,567 shares of Class B Common Stock owned directly by Mr. Jacobson, (b) 7,032,000 shares of Class B Common Stock which may be deemed to be beneficially owned by Mr. Jacobson as a member of JF-MSC, L.L.C., a Delaware limited liability company, (c) 774,389 shares of Class B Common Stock which may be deemed to be beneficially owned by Mr. Jacobson as Settlor of the Mitchell Jacobson 1998 Qualified Seven Year Annuity Trust and (d) 765,472 shares of Class B Common Stock owned by Marjorie Diane Gershwind as Settlor of the Marjorie Diane Gershwind 1998 Qualified Seven Year Annuity Trust of which trust Mr. Jacobson is the sole trustee and over which shares he may be deemed to have beneficial ownership. Mr. Jacobson disclaims beneficial ownership of 3,352,800 of the shares of Class B Common Stock owned by JF-MSC, L.L.C. and disclaims beneficial ownership of all shares of Class B Common Stock owned by the Marjorie Diane Gershwind 1998 Qualified Seven Year Annuity Trust and the Mitchell Jacobson 1998 Qualified Seven Year Annuity Trust.

(13) Includes (a) 286,480 shares of Class A Common Stock owned directly by Ms. Gershwind, (b) 709,100 shares of Class A Common Stock which may be deemed to be beneficially owned by Ms. Gershwind as a member of Platinum Investment Management, L.L.C., a Delaware limited liability company, the owner of such shares and (c) 125,986 shares of Class A Common Stock which may be deemed to be beneficially owned by Ms. Gershwind as a director of The Gershwind Family Foundation, the owner of such shares. Ms. Gershwind disclaims beneficial ownership of 354,550 of the shares of Class A Common Stock owned by Platinum Investment Management, L.L.C. and disclaims beneficial ownership of all the shares of Class A Common Stock held by The Gershwind Family Foundation.


                                             (Footnotes continued on next page)

(Footnotes continued from previous page)

(14) Includes (a) 4,302,466 shares of Class B Common Stock owned directly by Ms. Gershwind, (b) 5,700,000 shares of Class B Common Stock which may be deemed to be beneficially owned by Ms. Gershwind as a member of GF-MSC, L.L.C., a Delaware limited liability company, (c) 953,994 shares of Class B Common Stock which may be deemed to be beneficially owned by Ms. Gershwind as Settlor of the Marjorie Diane Gershwind 1994 Qualified Fifteen Year Annuity Trust and (d) 765,472 shares of Class B Common Stock which may be deemed to be beneficially owned by Ms. Gershwind as Settlor of the Marjorie Diane Gershwind 1998 Qualified Seven Year Annuity Trust. Ms. Gershwind disclaims beneficial ownership of 3,652,000 of the shares of Class B Common Stock owned by GF-MSC, L.L.C. and disclaims beneficial ownership of the shares of Class B Common Stock owned by the Marjorie Diane Gershwind 1994 Qualified Fifteen Year Annuity Trust and the Marjorie Diane Gershwind 1998 Qualified Seven Year Annuity Trust

(15) Includes (a) 1,023,203 shares of Class B Common Stock as co-trustee for the Erik Gershwind 1995 Trust; (b) 1,023,203 shares of Class B Common Stock as co-trustee for the Stacey Gershwind 1995 Trust and (c) 953,994 shares of Class B Common Stock as the sole trustee of the Marjorie Diane Gershwind 1994 Qualified Fifteen Year Annuity Trust. Mr. Jacobson disclaims beneficial ownership of all such shares.

(16) Includes 43,250 shares of Class A Common Stock issuable upon the exercise of Mr. Gershwind of options that are presently exercisable or exercisable within 60 days of the date of this proxy statement.

(17) Includes (a) 774,389 shares of Class B Common Stock owned by the Mitchell Jacobson 1998 Qualified Seven Year Annuity Trust of which trust Mr. Gershwind is the sole trustee and over which shares he may be deemed to have beneficial ownership, and (b) 1,023,203 shares of Class B Common Stock as Settlor of the Erik Gershwind 1995 Trust. Mr. Gershwind disclaims beneficial ownership of the shares of the Class B Common Stock owned by the Mitchell Jacobson 1998 Qualified Seven Year Annuity Trust.

SECURITY OWNERSHIP OF MANAGEMENT


         The following table sets forth certain information regarding the Class A Common Stock and Class B Common Stock beneficially owned by each director and nominee for director of the Company, by the Company's Chief Executive Officer, by each of the Company's four most highly compensated executive officers and by all directors, nominees for director and executive officers as a group, at the close of business on November 11, 2002. Except as otherwise indicated, the persons listed below have advised the Company that they have sole voting and investment power with respect to the shares listed as owned by them.

                                  CLASS A COMMON STOCK (1)    CLASS B COMMON STOCK
                              ----------------------------- ---------------------------
                                                               AMOUNT &
                               AMOUNT & NATURE                 NATURE OF                  % OWNERSHIP
                                OF BENEFICIAL     PERCENT     BENEFICIAL      PERCENT      OF COMMON      % VOTING
                                  OWNERSHIP       OF CLASS     OWNERSHIP      OF CLASS     STOCK (2)      POWER (3)
                              -----------------  ---------- -------------  ------------ -------------- -------------
Shelley Boxer...............      149,013 (4)        *            --           --              *             *
Charles Boehlke.............       84,000 (5)        *            --           --              *             *
Roger Fradin................       72,000 (6)        *            --           --              *             *
Mitchell Jacobson...........    1,117,611 (7)       3.3      19,134,428 (8)   59.5           30.5           54.1
Sidney Jacobson.............          200            *        3,000,400 (9)    9.3            4.5            8.4
Denis Kelly.................      113,814 (10)       *            --           --              *             *
Raymond Langton.............       26,250 (11)       *            --           --              *             *
Philip Peller...............       16,084 (12)       *            --           --              *             *
David Sandler...............      313,359 (13)       *            --           --              *             *
James Schroeder.............      445,648 (14)      1.3           --           --              *             *
Ross Anker                        208,677 (15)       *            --           --              *             *
All directors, nominees for
    director and executive
    officers as a group                                                                  --------
    (thirteen persons)......    2,688,072           7.5%     22,134,828       68.9%          37.4%          63.3%
------------------

*    Less than 1%

(1) Does not include shares of Class A Common Stock issuable upon conversion of shares of Class B Common Stock. Shares of Class B Common Stock are convertible at any time into shares of Class A Common Stock on a share-for-share basis.

(2) Indicates percentage ownership of the aggregate number of outstanding shares of Class A Common Stock and Class B Common Stock. See footnote 1.

(3) Indicates percentage of aggregate number of votes which can be cast. On all matters to be voted upon at the Meeting and any adjournment or postponement thereof, the holders of the Class A Common Stock and the Class B Common Stock vote together as a single class, with each record holder of Class A Common Stock entitled to one vote per share of Class A Common Stock and each record holder of Class B Common Stock entitled to 10 votes per share of Class B Common Stock.

(4) Includes 4,000 shares of Class A Common Stock owned directly by Mr. Boxer and 145,013 shares of Class A Common Stock issuable upon the exercise by Mr. Boxer of options that are presently exercisable or exercisable within 60 days of the date of this proxy statement.

(5) Includes 4,000 shares of Class A Common Stock owned directly by Mr. Boehlke and 80,000 shares of Class A Common Stock issuable upon the exercise by Mr. Boehlke of options that are presently exercisable or exercisable within 60 days of the date of this proxy statement.

(6) Includes 52,000 shares of Class A Common Stock jointly owned by Mr. Fradin and his wife and 20,000 shares of Class A Common Stock issuable upon the exercise by Mr. Fradin of options that are presently exercisable or exercisable within 60 days of the date of this proxy statement.


                                             (Footnotes continued on next page)

(Footnotes continued from previous page)


(7) Includes (a) 169,669 shares of Class A Common Stock owned directly by Mr. Jacobson, (b) 709,100 shares of Class A Common Stock which may be deemed to be beneficially owned by Mr. Jacobson as a member of Platinum Investment Management, L.L.C., a Delaware limited liability company, the owner of such shares, (c) 188,842 shares of Class A Common Stock which may be deemed to be beneficially owned by Mr. Jacobson as a director of The Jacobson Family Foundation, the owner of such shares, and (d) 50,000 shares of Class A Common Stock issuable upon the exercise by Mr. Jacobson of options that are presently exercisable or exercisable within 60 days of the date of this proxy statement. Mr. Jacobson disclaims beneficial ownership of 354,550 of the shares of Class A Common Stock owned by Platinum Investment Management, L.L.C. and disclaims beneficial ownership of all the shares of Class A Common Stock held by The Jacobson Family Foundation.

(8) Includes (a) 10,562,567 shares of Class B Common Stock owned directly by Mr. Jacobson, (b) 7,032,000 shares of Class B Common Stock which may be deemed to be beneficially owned by Mr. Jacobson as a member of JF-MSC, L.L.C., a Delaware limited liability company, (c) 774,389 shares of Class B Common Stock which may be deemed to be beneficially owned by Mr. Jacobson as Settlor of the Mitchell Jacobson 1998 Qualified Seven Year Annuity Trust and (d) 765,472 shares of Class B Common Stock owned by Marjorie Diane Gershwind as Settlor of the Marjorie Diane Gershwind 1998 Qualified Seven Year Annuity Trust of which trust Mr. Jacobson is the sole trustee and over which shares he may be deemed to have beneficial ownership. Mr. Jacobson disclaims beneficial ownership of 3,352,800 of the shares of Class B Common Stock owned by JF-MSC, L.L.C. and disclaims beneficial ownership of all shares of Class B Common Stock owned by the Marjorie Diane Gershwind 1998 Qualified Seven Year Annuity Trust and the Mitchell Jacobson 1998 Qualified Seven Year Annuity Trust.

(9) Includes (a) 1,023,203 shares of Class B Common Stock as co-trustee for the Erik Gershwind 1995 Trust; (b) 1,023,203 shares of Class B Common Stock as co-trustee for the Stacey Gershwind 1995 Trust and (c) 953,994 shares of Class B Common Stock as the sole trustee of the Marjorie Diane Gershwind 1994 Qualified Fifteen Year Annuity Trust. Mr. Jacobson disclaims beneficial ownership of all such shares.

(10) Includes 60,000 shares of Class A Common Stock owned directly by Mr. Kelly and 53,814 shares of Class A Common Stock issuable upon the exercise by Mr. Kelly of options that are presently exercisable or exercisable within 60 days of the date of this proxy statement.

(11) Includes 1,250 shares of Class A Common Stock owned directly by Mr. Langton and 25,000 shares of Class A Common Stock issuable upon the exercise by Mr. Langton of options that are presently exercisable or exercisable within 60 days of the date of this proxy statement.

(12) Includes 4,000 shares of Class A Common Stock owned directly by Mr. Peller and 12,084 shares of Class A Common Stock issuable upon the exercise by Mr. Peller of options that are presently exercisable or exercisable within 60 days of the date of this proxy statement.

(13) Includes 10,302 shares of Class A Common Stock owned directly by Mr. Sandler, 2,000 shares of Class A Common Stock held in trust by Mr. Sandler for the benefit of his children and 301,057 shares of Class A Common Stock issuable upon the exercise by Mr. Sandler of options that are presently exercisable or exercisable within 60 days of the date of this proxy statement.

(14) Includes 12,000 shares of Class A Common Stock owned directly by Mr. Schroeder and 433,648 shares of Class A Common Stock issuable upon the exercise by Mr. Schroeder of options that are presently exercisable or exercisable within 60 days of the date of this proxy statement.

(15) Includes 8,177 shares of Class A Common Stock owned directly by Mr. Anker and 200,500 shares of Class A Common Stock issuable upon the exercise by Mr. Anker of options that are presently exercisable or exercisable within 60 days of the date of this proxy statement.

                              ELECTION OF DIRECTORS
                                    (ITEM 1)

         Ten directors will be elected at the Meeting for a term of one year expiring at the annual meeting of shareholders to be held in 2004 and until their respective successors shall have been elected and shall qualify. Each of the nominees for director was previously elected a director of the Company by the shareholders.

         The election of directors requires the affirmative vote of a plurality of the votes cast in person or by proxy at the Meeting. Each proxy received will be cast FOR the election of the nominees named below unless otherwise specified in the proxy.

         Each nominee has indicated that he is willing to serve as a director of the Company, if elected, and the Board of Directors of the Company has no reason to believe that any nominee may become unable or unwilling to serve. In the event that a nominee should become unavailable for election for any reason, the shares represented by a properly executed and returned proxy will be voted for any substitute nominee who shall be designated by the current Board of Directors. There are no arrangements or understandings between any director or nominee for director and any other person pursuant to which such person was selected as a director or nominee for director of the Company.

NAME OF NOMINEE                           PRINCIPAL OCCUPATION                AGE       DIRECTOR SINCE
----------------------        -------------------------------------------    -----      --------------
Mitchell Jacobson             Chairman of the Board of Directors,              51       October 1995
                                  President and Chief Executive Officer
                                  of the Company
Sidney Jacobson               Vice Chairman of the Board of Directors          84       October 1995
                                  of the Company
David Sandler                 Executive Vice President and Chief Operating     45       June 1999
                                  Officer of the Company
Charles Boehlke               Senior Vice President and Chief Financial        46       January 2001
                                  Officer of the Company
James Schroeder               Senior Vice President of Logistics of the        62       October 1995
                                  Company
Shelley Boxer                 Vice President of Finance of the Company         55       October 1995
Roger Fradin                  President of the Security and Fire Solutions     49       July 1998
                                  Division at Honeywell Inc.
Denis Kelly                   Partner of Scura, Rise & Partners LLC            53       April 1996
Raymond Langton               Co-founder and Chief Executive Officer of        57       July 1997
                                  SKM Applied Tech Products
Philip Peller                 Retired Partner of Arthur Andersen LLP           62       April 2000


         Mitchell Jacobson was appointed Chairman of the Board of Directors of the Company in January 1998 and was appointed President and Chief Executive Officer of the Company upon its formation in October 1995. Mr. Jacobson has also been President and Chief Executive Officer of Sid Tool Co., Inc., a wholly-owned and the principal operating subsidiary of the Company (the "Operating Subsidiary") since June 1982.

         Sidney Jacobson was appointed Vice Chairman of the Board of Directors of the Company in January 1998. Mr. Jacobson served as the Chairman of the Board of Directors from its formation in October 1995 to January 1998. Mr. Jacobson is a co-founder of the Operating Subsidiary and has been the Chairman of the Operating Subsidiary since June 1982.

         David Sandler was appointed Chief Operating Officer of the Company in November 2000 and Executive Vice President of the Company in June 1999. From September 1998 to June 1999, he served as Senior Vice President of Administration of the Company. From September 1997 to September 1998, Mr. Sandler was the Senior Vice President of Information Systems and Human Resources of the Company. From September 1996 to September

1997, Mr. Sandler served as the Vice President of Information Systems and Business Development of the Company. From 1995 to 1996, Mr. Sandler was the Director of Business Development of the Company. From 1993 to 1995, Mr. Sandler was the Director of Product Management and Purchasing of the Operating Subsidiary.

         Charles Boehlke was appointed Chief Financial Officer and Senior Vice President of the Company in June 2000. From April 1996 to April 2000, Mr. Boehlke was the Vice President of Finance for North America operations at Arrow Electronics, Inc. From January 1994 to April 1996, Mr. Boehlke was the Chief Financial Officer of Black & Decker Mexico.

         James Schroeder was appointed Senior Vice President of Logistics of the Company in August 1997. From October 1995 to August 1997, Mr. Schroeder served as Vice President of Logistics of the Company. From 1995 to January 1998, Mr. Schroeder also served as Chief Operating Officer of the Company. Mr. Schroeder has also been Vice President of Logistics of the Operating Subsidiary since 1986.

         Shelley Boxer was appointed Vice President of Finance of the Company in June 2000. Mr. Boxer was the Vice President and Chief Financial Officer of the Company from its formation in October 1995 until June 2000. From June 1993 to October 1995, Mr. Boxer also served as Chief Financial Officer of the Operating Subsidiary. Mr. Boxer was the Vice President and Chief Financial Officer of Joyce International, Inc., a distribution and manufacturing company, from 1992 to 1993. From 1987 to 1992, Mr. Boxer was the Executive Vice President and Chief Financial Officer of Kinney Systems, Inc., an automobile parking facility and real estate company.

         Roger Fradin is the President of the Security and Fire Solutions Division at Honeywell Inc., a position he has held since 2000. From 1987 until 2000, Mr. Fradin was the President of the ADEMCO Group.

         Denis Kelly is a Partner of Scura, Rise & Partners LLC (a private investment banking firm), a position he has held since 2001. From July 1993 until 2001, Mr. Kelly was a Managing Director of Prudential Securities Incorporated. Before July 1993, Mr. Kelly was President of Denbrook Capital Corporation. Mr. Kelly is also a director and member of the audit committee of Kenneth Cole Productions, Inc.

         Raymond Langton is the Co-founder and Chief Executive Officer of SKM Applied Tech Products, a leveraged buy-out firm. From 1995 to February 1997, Mr. Langton was the President and Chief Executive Officer of Chicago Rawhide Worldwide, a manufacturer of sealing devices and subsidiary of SKF USA Inc. (itself a subsidiary of AB SKF of Sweden, a manufacturer of sealing devices and ball bearings). From 1991 to 1995, Mr. Langton was President and Chief Executive Officer of SKF North America, a manufacturer of ball bearings and subsidiary of SKF USA, Inc. Mr. Langton is also a director of Berwind Corp. and the Superior Group, both of which are privately held companies.

         Philip Peller was a partner of Andersen Worldwide S.C. and Arthur Andersen LLP from 1970 until his retirement in 1999. Mr. Peller served as Managing Partner of Practice Protection and Partner Affairs for Andersen Worldwide S.C. from 1998 to 1999, and as Managing Partner of Practice Protection from 1996 to 1998. Mr. Peller also served as the Managing Director - Quality, Risk Management and Professional Competence for Arthur Andersen's global audit practice.

         Sidney Jacobson and Mitchell Jacobson are father and son. There are no family relationships among any of the other directors or executive officers of the Company.

COMMITTEES, MEETINGS AND COMPENSATION OF THE BOARD OF DIRECTORS


         The Board of Directors held four meetings during the last fiscal year and acted by unanimous written consent on two occasions. Each of the directors attended at least 75% of the meetings of the Board of Directors and committees of the Board on which they served.

         The Board of Directors has a standing Audit Committee currently comprised of Roger Fradin, Denis Kelly, Raymond Langton and Philip Peller. Mr. Peller is the chairman of the Audit Committee. All members of the Audit Committee are independent, in accordance with Section 303.02 of the current New York Stock Exchange listing standards. The Audit Committee reviews and evaluates the Company's internal accounting and auditing procedures; recommends to the Board of Directors the firm to be appointed as independent accountants to audit the Company's operations and financial statements; reviews with management and the independent accountants the Company's year-end operating results; reviews the scope and results of the annual financial and operational audits with the independent accountants; reviews the Company's interim operating results with management and the independent accountants; and reviews any non-audit services to be performed by the independent accountants and considers the effect of any such performance on the accountants' independence. The Audit Committee met four times in the fiscal year ended August 31, 2002.

         The Board of Directors has a standing Compensation Committee currently comprised of Roger Fradin, Denis Kelly, Raymond Langton and Philip Peller. Mr. Langton is the chairman of the Compensation Committee. The Compensation Committee is responsible for establishing salaries, bonuses and other compensation for the Company's executive officers. The Compensation Committee also administers the Company's 1995 Stock Option Plan (the "1995 Option Plan"), 1998 Stock Option Plan (the "1998 Option Plan"), and 2001 Stock Option Plan (the "2001 Option Plan"). Pursuant to the 1995 Option Plan, the 1998 Option Plan and the 2001 Option Plan, the Compensation Committee has the authority to determine the persons to whom and the times at which options are to be granted, the number of option shares to be granted and the price and other terms of options and to designate whether options granted are intended to qualify as incentive stock options or are to be non-qualified stock options. The Compensation Committee met one time in the fiscal year ended August 31, 2002.

         The Board of Directors does not have a standing Nominating Committee.

         The Company's policy is not to pay compensation to directors who are also associates of the Company. The Company grants options to purchase 5,000 shares of Class A Common Stock to non-employee directors upon their election and reelection to the Board of Directors. Directors elected other than at an annual meeting of shareholders receive a pro rata number of options. The Company also pays each non-employee director compensation of $20,000 per annum and $1,500 per board meeting attended, and pays an annual fee of $5,000 to the chairman of each of the audit and compensation committees with respect to their duties in such capacity in addition to the standard non-employee director compensation.

EXECUTIVE OFFICERS


         Sidney Jacobson, Mitchell Jacobson, Charles Boehlke, David Sandler, James Schroeder and Shelley Boxer are executive officers of the Company, holding the offices described above. In addition, the following individuals are also executive officers of the Company.

NAME OF OFFICER                                  POSITION                    AGE      EXECUTIVE OFFICER SINCE
------------------------         --------------------------------------    -------   -------------------------
Thomas Eccleston                 Vice President of Plant and Equipment       54             October 1995
                                     and Secretary
Thomas Cox                       Senior Vice President of Sales              41              June 2000
Ross Anker                       Senior Vice President of Product            39            September 2001
                                 Management and Information Systems

         Thomas Eccleston was appointed Vice President of Plant and Equipment and Secretary of the Company upon its formation in October 1995. Mr. Eccleston has also served as the Vice President of Plant and Equipment of the Operating Subsidiary since 1986.

         Thomas Cox was appointed Senior Vice President of Sales of the Company in April 2000. From September 1999 to April 2000, Mr. Cox was Vice President of Sales for the North Region of the Company. From January 1998 to September 1999, Mr. Cox served as Regional Manager for the Midwest Region of the Company. From September 1997 to January 1998, Mr. Cox served as Director of Business Development for the Company. From 1995 to 1997, Mr. Cox was President of Mailnet Inc., an international delivery company.

         Ross Anker was appointed Senior Vice President of Product Management and Information Systems in September 2001. From November of 1996 to September 2001, Mr. Anker was Chief Information Officer of the Company. Prior to joining the Company, Mr. Anker was President and founder of a consulting company based in Cleveland, Ohio.

         Each executive officer serves until his successor is appointed and qualified or until earlier resignation, death or removal. There are no arrangements or understandings between any executive officer and any other person pursuant to which he was or is to be selected as an officer of the Company. The Operating Subsidiary, however, has entered into employment agreements with each of Mitchell Jacobson, the Chairman of the Board, President and Chief Executive Officer of the Company and Sidney Jacobson, the Vice Chairman of the Board of the Company, which are described on page 15 of this proxy statement. In addition, the Company has entered into an employment agreement with Charles Boehlke, Chief Financial Officer and Senior Vice President of the Company, which is described on page 15 of this proxy statement.

SECTION 16(a)  BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Based solely upon a review of the filings furnished to the Company pursuant to Rule 16a-3(e) promulgated under the Exchange Act and written representations from its executive officers, directors and persons who own beneficially more than 10% of either the Class A Common Stock or the Class B Common Stock, all filing requirements of Section 16(a) of the Exchange Act were complied with during the fiscal year ended August 31, 2002.

                             EXECUTIVE COMPENSATION


         The following table sets forth, for the Company's last three fiscal years, the aggregate compensation awarded to, earned by or paid to the Company's Chief Executive Officer, to each of the Company's other four most highly compensated executive officers who were serving as executive officers at the end of the Company's last fiscal year (collectively, the "Named Executive Officers"), for services rendered in all capacities to the Company and its subsidiaries. All compensation noted below, other than stock options, was paid by the Operating Subsidiary.

                           SUMMARY COMPENSATION TABLE


                                                                            LONG-TERM
                                     ANNUAL COMPENSATION               COMPENSATION AWARDS
                                   ----------------------------------- --------------------
                                                          OTHER ANNUAL
                            FISCAL                        COMPENSATION  SECURITIES UNDERLYING     ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR    SALARY   BONUS (1)       (2)            OPTIONS (1)         COMPENSATION
--------------------------- ------ --------- -----------  ------------- ----------------------  --------------
Mitchell Jacobson            2002  $408,400   $135,000          -            250,000              $267,991(4)
   President and Chief       2001   408,400    250,000    $51,488(3)               0               207,398(4)
   Executive Officer         2000   408,400          0     54,932(3)               0               254,622(4)

David Sandler                2002  $370,457   $115,830          -            175,000                $3,642(6)
   Executive Vice President  2001   351,000    214,500          -            125,000                 3,587(6)
   And Chief Operating       2000   306,808          0    $31,078(5)         200,000                 1,687(6)
   Officer

James Schroeder              2002  $328,270    $50,000          -             50,000               $80,297(7)
   Senior Vice President,    2001   315,000    135,000          -             40,000                69,415(7)
   Logistics                 2000   315,000          0          -             60,000                71,032(7)

Ross Anker                   2002  $293,746   $ 75,600          -            100,000                $1,739(8)
   Senior Vice President of  2001   280,448    140,000          -             60,000                 1,685(8)
    Product Management and   2000   256,439     25,000          -             80,000                   913(8)
    Information Systems

Charles Boehlke              2002  $278,861   $75,600           -            100,000                $3,662(9)
   Senior Vice President and 2001   274,992   100,000           -             25,000                 3,649(9)
    Chief Financial Officer  2000    52,884         0           -            125,000                   247(9)


       No restricted stock, stock appreciation rights or long-term incentive plan payments, as defined in the regulations of the Exchange Act governing the solicitation of proxies, were awarded to, earned by or paid to any of the Named Executive Officers during any of the last three fiscal years.

(1) Amounts shown are for the year in which bonuses are paid or stock options granted; all such awards relate to prior fiscal year performance.

(2) Includes perquisites and other annual benefits where such perquisites and benefits exceed the lesser of $50,000 or 10% of the officer's annual salary and bonus for the year. Of the amounts reported, items that exceeded 25% of the total perquisites and benefits reported for the officer are described below.






                                             (Footnotes continued on next page)

(Footnotes continued from previous page)

(3) Includes club dues and expenses of approximately $30,875 and $33,140 paid by the Company in fiscal 2001 and fiscal 2000, respectively, automobile allowances of $7,698 and $7,792 in fiscal 2001 and 2000, respectively, and the use of subscription concert seats valued at $12,875 and $14,000 in fiscal 2001 and fiscal 2000, respectively.

(4) Includes group term life insurance benefits of approximately $414, $380 and $395 paid by the Company in fiscal 2002, fiscal 2001 and fiscal 2000, respectively, and split dollar life insurance premiums of approximately $266,006, $205,447 and $252,727 paid by the Company in fiscal 2002, fiscal 2001 and fiscal 2000, respectively. Under the terms of such policies, a portion of the premiums paid by the Company in fiscal 2002, fiscal 2001 and fiscal 2000 have been reimbursed. Also includes matching contributions to the Operating Subsidiary's 401(k) Plan of approximately $1,571, $1,571 and $1,500 paid by the Company in fiscal 2002, fiscal 2001 and fiscal 2000, respectively.

(5) Includes an automobile allowance of approximately $8,338 paid by the Company in fiscal 2000 and rental payments of approximately $22,740 on an apartment maintained by the Company for Mr. Sandler's use in fiscal 2000.

(6) Includes group term life insurance benefits of approximately $242, $187, and $187 paid by the Company in fiscal 2002, fiscal 2001 and fiscal 2000, respectively, and matching contributions to the Operating Subsidiary's 401(k) Plan of approximately $3,400, $3,400 and $1,500 by the Company in fiscal 2002, fiscal 2001 and fiscal 2000, respectively.

(7) Includes group term life insurance benefits of approximately $1,188, $1,234 and $1,032 paid by the Company in fiscal 2002, fiscal 2001 and fiscal 2000, respectively, and matching contributions to the Operating Subsidiary's 401(k) Plan of approximately $2,285, $2,181 and $1,500 paid by the Company in fiscal 2002, fiscal 2001 and fiscal 2000, respectively. Also includes approximately $76,824, $66,000 and $68,500 accrued by the Company in fiscal 2002, fiscal 2001 and fiscal 2000, respectively, in respect of annual post-retirement payments to be made to Mr. Schroeder pursuant to the terms and provisions of a written agreement between Mr. Schroeder and the Company which was terminated by the Company on September 1, 1997.

(8) Includes group term life insurance benefits of $162, $214 and $214 paid by the Company in fiscal 2002, fiscal 2001 and fiscal 2000, respectively, and matching contributions to the Operating Subsidiary's 401(k) Plan of approximately $1,577, $1,471 and $699 paid by the Company in fiscal 2002, fiscal 2001 and fiscal 2000, respectively.

(9) Includes group term life insurance benefits of $270, $249 and $35 paid by the Company in fiscal 2002, fiscal 2001 and fiscal 2000, respectively and matching contributions to the Operating Subsidiary's 401(k) Plan of approximately $3,392, $3,400 and $212 paid by the Company in fiscal 2002, fiscal 2001and fiscal 2000 respectively.

                        OPTION GRANTS IN LAST FISCAL YEAR


         The following table sets forth information with respect to the grant of stock options under the 1998 Stock Option Plan and 2001 Stock Option Plan by the Company during the fiscal year ended August 31, 2002 to the Named Executive Officers listed on the Summary Compensation Table.


                                                                                      POTENTIAL REALIZABLE VALUE
                                                                                      AT ASSUMED ANNUAL RATES OF
                                                                                       STOCK PRICE APPRECIATION
                                               INDIVIDUAL GRANTS                           FOR OPTION TERM
                            -------------------------------------------------------- ----------------------------
                                            PERCENTAGE OF
                              NUMBER OF     TOTAL OPTIONS
                              SECURITIES     GRANTED TO
                              UNDERLYING    ASSOCIATES IN   EXERCISE
                               OPTIONS       FISCAL YEAR      PRICE     EXPIRATION
NAME                          GRANTED (#)         (%)         ($/SH)        DATE          5% ($)        10% ($)
-------------------------   --------------  -------------- ----------- -------------  -----------   -------------
Mitchell Jacobson.........       250,000       12.2%       $14.50         9/21/11      $2,279,741    $5,777,316
Ross Anker................       100,000        4.9%       $14.50         9/21/11        $911,896    $2,310,926
David Sandler.............       175,000        8.6%       $14.50         9/21/11      $1,595,819    $4,044,121
James Schroeder...........        50,000        2.4%       $14.50         9/21/11        $455,948    $1,155,463
Charles Boehlke...........       100,000        4.9%       $14.50         9/21/11        $911,896    $2,310,926




                      OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES


         The following table sets forth information with respect to the exercise of stock options during the fiscal year ending August 31, 2002 and the value at August 31, 2002 of unexercised stock options held by the Named Executive Officers listed on the Summary Compensation Table.

                                                                    NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                   SHARES                          UNDERLYING UNEXERCISED              IN-THE-MONEY
                                ACQUIRED ON                            OPTIONS AT FYE                 OPTIONS AT FYE
NAME                              EXERCISE    VALUE REALIZED     EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE(1)
------------------------------ -------------  --------------    ---------------------------  --------------------------------
Mitchell Jacobson.............                      --                         0/250,000                    --
Ross Anker....................                      --                   185,300/170,700             $251,040/$163,124
David Sandler.................     91,767          $1,142,416            270,057/351,000               209,200/418,400
James Schroeder...............     10,000            $137,508            419,648/127,000               196,944/104,600
Charles Boehlke ..............                      --                    75,000/175,000                   --

---------------------

(1) Fair market value of securities underlying the options at fiscal year end minus the exercise price of the options.

EMPLOYMENT ARRANGEMENTS AND COMPENSATION PLANS


         Sidney Jacobson is employed as Chairman of the Board of Directors of the Operating Subsidiary pursuant to an employment agreement, dated as of January 2, 1994 and amended as of October 30, 1995, which expires in January 2004. Mr. Jacobson is required to devote his full working time to the affairs of the Operating Subsidiary. Under Mr. Jacobson's employment agreement, he receives an annual base salary of $250,000 and is entitled to participate in employee benefit and other fringe plans made available to the executives of the Operating Subsidiary. If the cost of living increases by more than 6% per annum, Mr. Jacobson's annual base salary is subject to a percentage increase equal to the 3 percentage cost of living increase. The employment agreement also provides for a benefit of $200,000 per year until January 2, 2004 payable to Mr. Jacobson's wife in the event of his death. Under the employment agreement, if Mr. Jacobson's employment is terminated because he becomes incapacitated due to physical or mental illness, he would continue to receive his salary for a six month period following such termination and, thereafter, would receive $200,000 per year for the balance of his employment term. Mr. Jacobson would also continue to be carried on the Operating Subsidiary's health and other insurance plans. The employment agreement provides that Mr. Jacobson may, at his option, elect to become a consultant and advisor to the Operating Subsidiary at an annual fee of $300,000, in which event Mr. Jacobson will be required to be available to the Company for up to 10 hours per week, not to exceed 40 hours in any given month. Mr. Jacobson does not have any current intention to make such election, and any such election would not be expected to have a material impact on the Operating Subsidiary. The Company paid club dues and expenses on Mr. Jacobson's behalf of $483, $20,839 and $30,370 in fiscal 2002, 2001 and 2000, respectively. The Company also provided Mr. Jacobson with a part-time driver whose services, and the corresponding use of a company car, were valued at $52,695, $52,386, and $48,550 in fiscal 2002, 2001 and 2000, respectively.

         Mitchell Jacobson is employed as President and Chief Executive Officer of the Operating Subsidiary pursuant to an employment agreement, dated as of August 1, 1994, which expires on the earlier of August 1, 2004 or 90 days after Mr. Jacobson's written election to terminate his employment. Mr. Jacobson is required to devote his full working time to the affairs of the Operating Subsidiary. Under his employment agreement, Mr. Jacobson receives an annual base salary (currently set at $408,400). Mr. Jacobson is also entitled to participate in employee benefit and other fringe benefit plans made available to the executives of the Operating Subsidiary. Under the employment agreement, Mr. Jacobson's annual base salary is subject to an annual cost of living adjustment equal to the percentage increase, if any, in a specified Consumer Price Index. The employment agreement also provides that in the event Mr. Jacobson's employment is terminated because he becomes incapacitated due to physical or mental illness, Mr. Jacobson will receive payment of salary for a six-month period following such termination and $200,000 per year for the balance of his employment term. In the event of Mr. Jacobson's death, the agreement provides that his wife will receive $400,000 per year for a period of three years.

         Charles Boehlke is employed as Senior Vice President and Chief Financial Officer of the Company pursuant to an agreement, dated as of June 19, 2000. Mr. Boehlke is required to devote his full working time to the affairs of the Company. Under his agreement, Mr. Boehlke receives an annual base salary (currently set at $278,861) and is also entitled to participate in employee benefit and other fringe benefit plans made available to the executives of the Company. The agreement provides that if within two years after (i) a sale by the Company of all or substantially all of its assets, (ii) the consolidation of the Company, (iii) the merger of the Company with any entity as a result of which the Company is not the surviving entity as a public company or (iv) the sale of the Company's voting securities to one or more persons (other than Mitchell Jacobson and Marjorie Gershwind) as a result of which any such person shall possess more than 50% of the combined voting power of the Company's then outstanding securities (each such event, a "Change in Control"), there is a change in the circumstances of Mr. Boehlke's employment, such as (i) a material reduction or change in his employment duties or reporting responsibilities, (ii) a reduction in the annual base salary from the annual base salary received prior to a Change in Control or (iii) a material diminution in his status, working conditions or other economic benefits from those in effect immediately prior to a Change in Control (each such event, a "Changed Circumstance"), Mr. Boehlke may terminate his employment with the Company. Upon such termination, or if within two years after a Change in Control the Company terminates Mr. Boehlke's employment other than for cause, the Company will pay Mr. Boehlke an amount equal to his annual base salary at the time of such termination plus the amount of any bonus paid to him in the fiscal year ending immediately prior to such termination. The agreement provides that in the event of the termination of Mr. Boehlke's employment other than for cause, he is entitled to a severance payment in an amount equal only to the highest annual base salary he received at any time during the period of his employment.

Mr. Boehlke's agreement provides that no amount shall be paid to him if such payment would restrict the ability of the Company to utilize the "pooling of interests" method of accounting. This method of accounting is no longer permitted under generally accepted accounting principles. In addition, upon the termination of Mr. Boehlke's employment other than for cause, the Company is to retain Mr. Boehlke to provide financial consulting services for a one-year period commencing on the date of such termination, for not more than ten (10) hours in any calendar quarter. For such financial consulting services, the Company is to pay Mr. Boehlke $2,500 per annum.

         In January 1999, the Company entered into written agreements with each of James Schroeder and David Sandler (each, an "Executive"). Each agreement provides that in the event of a Change in Control, the Company shall pay to James Schroeder and David Sandler, $2,000,000 and $1,200,000, respectively. Each agreement further provides that if within five years after a Change in Control, there is a Changed Circumstance, the Executive may terminate his employment with the Company. Upon such termination, or if within five years after a Change in Control the Company terminates the Executive's employment other than for cause, the Company will pay the Executive a lump sum equal to the difference between
(i) the sum of (a) five times the Executive's annual base salary prior to a change in the circumstances of the Executive's employment or termination other than for cause and (b) five times the largest annual bonus paid to the Executive during the three fiscal years prior to the Executive's termination and (ii) the aggregate of all base salary and bonus amounts paid to the Executive from the Change in Control to the Executive's termination. Each agreement provides that no amount shall be paid to the Executives if such payment would restrict the ability of the Company to utilize the "pooling of interests" method of accounting. This method is no longer permitted under generally accepted accounting principles. The Company has also agreed to indemnify each of Mr. Schroeder and Mr. Sandler on an after tax basis (giving effect to the indemnity payments) for certain taxes that they may become liable for on account of the payments described above.

         James Schroeder is employed as Senior Vice President of Logistics of the Company. Mr. Schroeder and the Company are parties to a written agreement which provides for annual benefit payments to Mr. Schroeder for seven years upon his retirement, or his termination by the Company without cause or, in the event of his death, to his designated beneficiary. The benefit is based upon the growth in the Company's earnings before interest and taxes over a certain base amount. The Company may terminate the agreement at any time and elect to prepay Mr. Schroeder any benefits accrued by the Company up to the date of such termination. The Company exercised its right to terminate the agreement with Mr. Schroeder as of September 1, 1997. Under the terms of the agreement, the Company is obligated to accrue to Mr. Schroeder's benefit the total amount that would be due as if September 1, 1997 were Mr. Schroeder's normal retirement date. Accordingly, the total amount due to Mr. Schroeder is approximately $211,324 of which approximately $76,824 represents interest accrued in fiscal 2002. This amount will accrue interest until Mr. Schroeder's normal retirement date and may be prepaid, at the Company's election, at any time, without penalty.

                        COMPENSATION COMMITTEE INTERLOCKS
               AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS


         During fiscal 2002, the Compensation Committee consisted of Roger Fradin, Denis Kelly, Raymond Langton and Philip Peller. None of the members of the Compensation Committee was, during such year, an officer of the Company or any of its subsidiaries or had any relationship with the Company other than serving as a director of the Company. In addition, no executive officer of the Company served as a director or a member of the compensation committee of any other entity one of whose executive officers served as a director or on the Compensation Committee of the Company.

                        REPORT OF COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION


         During fiscal 2002, the Compensation Committee (the "Compensation Committee") was comprised of Roger Fradin, Denis Kelly, Raymond Langton and Philip Peller.

         The Compensation Committee is responsible to review and recommend to the Board of Directors the overall direction for the executive compensation strategy of the Company and for the ongoing monitoring of the strategy. In addition to recommending and reviewing the compensation of the executive officers, it is the responsibility of the Compensation Committee to recommend new incentive compensation plans and to recommend changes and improvements to existing compensation plans, all subject to approval by the Board of Directors. The Compensation Committee makes its compensation determinations based upon its own analysis of information it compiles and the business experience of the members. In addition, the views of Mitchell Jacobson, as Chairman of the Board and the President and Chief Executive Officer of the Company, are, and will continue to be, considered by the members of the Compensation Committee in their review of the performance and compensation of individual executives. The Company will engage an outside compensation consultant to assist the Compensation Committee if its members so request. An outside consultant was not used in fiscal 2002.

OVERALL POLICY


         The Compensation Committee believes that the Company's executive officers constitute a highly qualified management team and are largely responsible for the Company's success. The Compensation Committee further believes that the stability of the management team is a contributing factor to the Company's success. In order to promote stability, the Company's strategy is to (i) compensate its executive officers principally through a competitive base salary set at a sufficiently high level to retain and motivate these officers,
(ii) link a portion of the executive officers' compensation to their performance and the Company's profitability for each fiscal year, and (iii) align the financial interests of the Company's executive officers with those of the Company's shareholders. The compensation objectives of the Compensation Committee and the Board of Directors are designed to provide competitive levels of compensation consistent with the Company's annual and long-term performance goals, recognize individual initiative and achievements and assist the Company in attracting and retaining qualified executives.

         The major elements of the executive compensation program are base salary, annual incentive bonuses and long-term incentive compensation in the form of stock options. Executive officers are also entitled to customary benefits generally available to all associates of the Company, including group medical and life insurance and a 401(k) plan. Overall compensation is intended to be consistent with companies of similar characteristics (size, profitability, business lines, growth, etc.) (the "peer group"). The peer group for purposes of determining compensation of executive officers is not the same group of companies which are included in the industry index which appears on the performance graph contained in this proxy statement. The purpose of the industry index is to compare the performance of the Class A Common Stock to the performance of the stock of companies with similar businesses to the Company. The peer group for purposes of compensation matters is based upon companies with characteristics similar to the Company, including, but not limited to, type of business, in order to provide a more accurate measure of the compensation paid to executives of comparable companies. In any particular year, the Company's executives may be paid more or less than the executives of competitors, depending upon the Company's overall financial performance and other factors. For the fiscal year ended August 31, 2002, the Compensation Committee believes that the Company's senior executives were paid competitively as compared to comparable executives in the peer group.

FEDERAL INCOME TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION


         Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") limits the amount of compensation a publicly held corporation may deduct as a business expense for Federal income tax purposes. The limit, which applies to a company's chief executive officer and the four other most highly compensated executive officers, is $1 million, subject to certain exceptions (including the exclusion from the cap generally of performance-based compensation). The Compensation Committee has determined that compensation payable to the executive officers should generally meet the conditions required for full deductibility under Internal Revenue Code Section 162(m). While the Company does not expect to pay its executive officers compensation in excess of the Section 162(m) deductibility limit, the Compensation Committee also recognizes that in certain instances it may be in the best interest of the Company to provide compensation that is not fully deductible.

BASE SALARY


         Base salaries for the Company's senior executives are influenced by a variety of objective and subjective factors. Particular consideration is given to a comparison of the salaries at companies in the peer group and the executive's level of responsibility, tenure with the Company, prior year's compensation and effectiveness of management. The Compensation Committee has also relied heavily on the recommendations of Mitchell Jacobson, Chairman of the Board and the President and Chief Executive Officer of the Company, in setting the compensation of the executive officers. A description of the employment agreement between the Operating Subsidiary and Mitchell Jacobson, Chairman of the Board and President and Chief Executive Officer of the Company, appears on page 15 of this proxy statement.

ANNUAL INCENTIVE BONUSES


         Each fiscal year, the Company establishes a bonus pool based on budgeted profitability and balance sheet goals. All associates of the Company, including its executive officers, are eligible to receive bonuses, but the award of bonuses to the associates generally and to any associate specifically are at the Compensation Committee's sole discretion based on the members' qualitative and quantitative evaluation of the Company's performance during such year. Factors considered in awarding a bonus to a specific executive officer include level of responsibility, exhibited individual initiative, effectiveness of management and seniority.

         The Compensation Committee does not currently establish specific performance criteria which must be met in order to earn bonuses. The Compensation Committee may consider setting objective standards in the future.

LONG-TERM INCENTIVE COMPENSATION


         The Company reinforces the importance of producing satisfactory returns to shareholders over the long term through the operation of the 1995 Option Plan, the 1998 Option Plan and the 2001 Option Plan. Stock option grants provide executives with the opportunity to acquire an equity interest in the Company and align the executive's interest with that of the shareholders to create shareholder value as reflected in growth in the price of the Class A Common Stock.

         1995, 1998 and 2001 Option Plans. The 1995 Option Plan, 1998 Option Plan, and 2001 Option Plan (collectively, the "Option Plans") are administered by the Compensation Committee, which may designate granted options as incentive stock options, non-qualified stock options or a combination thereof. The Compensation Committee has the discretion, subject to certain limitations, to determine the participants under the Option Plans, the time and price at which options will be granted, the period during which options will be exercisable and the number of shares subject to each option. Under the Option Plans, the per share exercise price of any option which is a non-incentive stock option may not be less than 85% of the fair market value of a share of Class A Common Stock on the date of grant (except for non-incentive stock options granted to any person who is or may reasonably be expected to become a "covered employee" under section 162(m)(3) of the Code, in which case the per share exercise price of such options may not be less than 100% of such fair market value). The aggregate fair market value of the shares of Class A Common Stock for which a participant may be granted incentive stock options which are exercisable for the first time in any calendar year may not exceed $100,000. No participant may be granted options to purchase more than 1,000,000 shares of the Class A Common Stock. This approach provides an incentive to the executive officers to increase shareholder value over the long term, since the full benefit of the options granted cannot be realized unless stock price appreciation occurs over a number of years.

CHIEF EXECUTIVE OFFICER'S FISCAL 2002 COMPENSATION


         The compensation paid to the Company's Chief Executive Officer, Mitchell Jacobson, in fiscal 2002 consisted of base salary established pursuant to his employment agreement with the Operating Subsidiary, an annual incentive bonus and stock options. The terms of the agreement are described on page 15 of this proxy statement. Under the terms of his employment agreement, Mr. Jacobson received an annual base salary of $408,400. Mr. Jacobson received a $135,000 bonus and options to purchase 250,000 shares of the Company's Class A Common Stock in fiscal 2002. This bonus and option grant were awarded based on fiscal 2001 performance.

                                  COMPENSATION COMMITTEE

                                  Roger Fradin
                                  Denis Kelly
                                  Raymond Langton
                                  Philip Peller

                            REPORT OF AUDIT COMMITTEE


         During fiscal 2002, the Audit Committee (the "Committee") was comprised of Roger Fradin, Denis Kelly, Raymond Langton and Philip Peller. The Committee adopted a written charter during fiscal 2000.


         The Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Company's Annual Report on Form 10-K with management and discussed the quality and acceptability of the Company's accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the Company's financial statements.

         The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality and acceptability of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards, including the Statement on Auditing Standards No. 61 (Communications with Audit Committees). In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures required by Independence Standards Board Standard No. 1 (Independent Discussions with Audit Committees), which were submitted to the Company, and considered the compatibility of non-audit services with the auditors' independence.

         The Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

         In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended August 31, 2002 for filing with the Securities and Exchange Commission.

                                 AUDIT COMMITTEE

                                 Roger Fradin
                                 Denis Kelly
                                 Raymond Langton
                                 Philip Peller

                             STOCK PERFORMANCE GRAPH


                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
       AMONG MSC INDUSTRIAL DIRECT CO., INC., THE S & P MIDCAP 400 INDEX
             AND THE DOW JONES US INDUSTRIAL SERVICES, OTHER INDEX


                                                                  Cumulative Total Return
                                             ----------------------------------------------------------------------
                                                 8/97        8/98        8/99         8/00        8/01        8/02
                                               ------       -----      ------       ------       -----       -----
MSC INDL DIRECT INC                            100.00      107.38       47.38        82.16       87.63       63.90
S & P MIDCAP 400                               100.00       90.62      128.30       179.30      164.72      139.35
DOW JONES US INDUSTRIAL SERVICES, OTHER        100.00       91.95      116.52       123.33       91.48       78.19






* $100 invested on 8/30/97 in stock or index-including reinvestment of dividends. Fiscal year ending August 31.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


         Erik Gershwind, the nephew of Mitchell Jacobson, Chairman of the Board and the President and Chief Executive Officer of the Company, and the son of Marjorie Gershwind, Mr. Jacobson's sister and the beneficial owner of in excess of 5% of the outstanding shares of Class B Common Stock, is employed by the Company as the Director of Product Management. Mr. Gershwind is currently compensated at the rate of $165,000 per annum. Mr. Gershwind is also entitled to participate in all of the employee benefit plans available to all of the Company's associates.

         An entity owned and controlled by Mitchell Jacobson, the Chairman of the Board and the President and Chief Executive Officer of the Company, and Marjorie Gershwind, Mr. Jacobson's sister, leases a distribution center, located in Atlanta, Georgia, to the Operating Subsidiary. The square footage of the distribution center is approximately 380,000 square feet. The rent paid by the Operating Subsidiary was approximately $1,220,000 in fiscal 2002 and is anticipated to be approximately $1,220,000 in fiscal 2003. The rent to be paid by the Operating Subsidiary under the remaining lease term, which expires or is subject to renewal in fiscal 2010, for the Atlanta, Georgia distribution center is approximately $9,556,000. The Company has reached a preliminary agreement with Mr. Jacobson and Ms. Gershwind to expand the size of the Atlanta distribution center but no definitive agreement has yet been signed. The terms of this agreement have been independently determined to be at fair market value

         In November 2001 and February 2002, various real estate entities owned or controlled by Mitchell Jacobson and Marjorie Gershwind repaid advances previously made by the Company during fiscal 2002 of approximately $95,000 and $32,000, respectively. In August 2002 the Company repaid advances of approximately $24,000 to various real estate entities owned or controlled by Mitchell Jacobson and Marjorie Gershwind.

         Additionally, six other entities owned or controlled by Mitchell Jacobson and Marjorie Gershwind lease certain branch offices to the Operating Subsidiary. The aggregate square footage of such branch offices is approximately 45,000 square feet as of August 31, 2002. The aggregate rent paid by the Operating Subsidiary to lease these branch offices was approximately $349,000 in fiscal 2002 and is anticipated to be approximately $392,000 in fiscal 2003. The aggregate rent to be paid by the Operating Subsidiary under the remaining lease terms, the last of which expires in fiscal 2010, is approximately $989,000. The Company believes that the terms of the foregoing arrangements are at least as favorable to the Company as could have been obtained from unaffiliated third parties.

         See "Compensation Committee Interlocks and Insider Participation in Compensation Decisions" for certain relationships and related party transactions involving certain of the Company's directors.


               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                                    (ITEM 2)

The Board of Directors of the Company, on the recommendation of the Audit Committee, has appointed the firm of Ernst & Young LLP to serve as independent auditors of the Company for the fiscal year 2003, subject to ratification of this appointment by the stockholders of the Company. Although shareholder ratification of the Board of Directors' action in this respect is not required, the Board of Directors considers it desirable for shareholders to pass upon the selection of auditors and, if the shareholders disapprove of the selection, intends to reconsider the selection of auditors for the fiscal year 2004, since it would be impractical to replace the Company's auditors so late into the Company's current fiscal year.

On May 15, 2002, the Company dismissed Arthur Andersen LLP and engaged Ernst & Young LLP to serve as the Company's independent auditors for the year ended August 31, 2002. The determination to dismiss Arthur Andersen LLP and engage Ernst & Young LLP was approved by the Board of Directors of the Company upon the recommendation of the Audit Committee of the Company. During the years ended September 1, 2001 and August 26, 2000 and for the interim period through the date the relationship ended, there were no disagreements with Arthur Andersen LLP on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen LLP's satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports. The audit reports of Arthur Andersen LLP on the Company's consolidated financial statements as of and for the fiscal years ended September 1, 2001 and

August 26, 2000 (which has been withdrawn in connection with the Company's previously reported restatement of its consolidated financial statements for those years) did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the Company's two most recent fiscal years and through May 15, 2002. The Company provided Arthur Andersen LLP with a copy of the foregoing disclosures. Attached as Exhibit 99.1 to the Company's Current Report on Form 8-K filed May 28, 2002, incorporated herein by reference, is a copy of Arthur Andersen LLP's letter, dated May 22, 2002, stating its agreement with such statements. During the years ended September 1, 2001 and August 26, 2000 and through May 15, 2002, the Company did not consult Ernst & Young LLP regarding any matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

The firm has advised the Company that neither it nor any of its members has any direct or material indirect financial interest in the Company.

For the fiscal year ended August 31, 2002, the Company paid (or will pay) the following fees to Ernst & Young LLP for services rendered during the year or for the audit in respect of that year:

         Audit Fees (1)                                                         $160,000
         Financial Information Systems Design and Implementation                       0
         All Other Fees (2)                                                      380,000
         -------------------------------------------------------------------------------
         Total                                                                  $540,000

(1) Includes fees for the fiscal year 2002 audit and the review of the Company's Quarterly Report on Form 10-Q for the period ended June 1, 2002.

(2) Includes fees of $332,000 relating to the re-audit of fiscal years 2000 and 2001, $10,000 relating to the audit of the Company's 401(k) savings plan, and $38,000 relating to an energy study conducted by Ernst & Young.


For the fiscal year ended August 31, 2002, the Company paid (or will pay) the following fees to its former auditor, Arthur Andersen LLP, for services rendered during the year or for the audit in respect of that year:

         Audit Fees                                                              $32,000
         Financial Information Systems Design and Implementation                       0
         All Other Fees                                                                0
         -------------------------------------------------------------------------------
         Total                                                                   $32,000

The Audit Committee of the Board of Directors has considered whether, and has determined at this time that, the provision of non-audit services by Ernst & Young LLP is compatible with maintaining auditor independence.

One or more representatives of Ernst & Young LLP will be present at the Annual Meeting of Stockholders, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

THE BOARD RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR 2003. PROXIES RECEIVED BY THE BOARD WILL BE SO VOTED UNLESS A CONTRARY CHOICE IS SPECIFIED IN THE PROXY.

                              SHAREHOLDER PROPOSALS


         Proposals of shareholders intended to be presented at the annual meeting of shareholders in 2004 must be received by August 8, 2003, in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting. The proxy or proxies designated by the Company will have discretionary authority to vote on any matter properly presented by a stockholder for consideration at the next Annual Meeting of Shareholders but not submitted for inclusion in the proxy materials for such Meeting unless notice of the matter is received by the Company not later than October 22, 2003 and certain other conditions of the applicable rules of the Securities and Exchange Commission are satisfied. Shareholder proposals should be directed to the Secretary of the Company, at the address of the Company set forth on the first page of this proxy statement.

                           ANNUAL REPORT ON FORM 10-K


         THE COMPANY WILL PROVIDE TO EACH SHAREHOLDER, WITHOUT CHARGE AND UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K. ANY SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO THE OFFICE OF THE CHIEF FINANCIAL OFFICER, MSC INDUSTRIAL DIRECT CO., INC., 75 MAXESS ROAD, MELVILLE, NEW YORK 11747.

         Copies of the 2002 Annual Report to Shareholders are being mailed simultaneously with this proxy statement. If you want to save the Company the cost of mailing more than one Annual Report to the same address, the Company will discontinue, at your request to the Secretary of the Company, mailing of the duplicate copy to the account or accounts you select.



                                          By Order of the Board of Directors,

                                          Thomas Eccleston
                                          Secretary

Melville, New York
December 6, 2002

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF SHAREHOLDERS
                        MSC INDUSTRIAL DIRECT CO., INC.

                                JANUARY 8, 2003

                 Please Detach and Mail in the Envelope Provided

A [X] PLEASE MARK YOUR
      VOTES AS IN THIS
      EXAMPLE.


                       FOR all nominees             WITHHOLD
                   listed at right (except          AUTHORITY
                      as marked to the       to vote for all nominees
                       contrary below)           listed at right.


1. Election of                                                                NOMINEES: Mitchell Jacobson
   Directors               [   ]                      [   ]                             Sidney Jacobson
                                                                                        David Sandler
(INSTRUCTIONS: To withhold authority to vote for any                                    Charles Boehlke
individual nominee, write that nominee's name in the                                    James Schroeder
space provided below.)                                                                  Shelley Boxer
                                                                                        Roger Fradin
----------------------------------------------------                                    Denis Kelly
                                                                                        Raymond Langton
                                                                                        Philip Peller

                                                  FOR       AGAINST      ABSTAIN
2. Ratification of Ernst & Young LLP as the
   Company's independent certified public
   accountants.                                  [   ]       [   ]        [   ]

   If there are amendments or variations to the matters proposed at the meeting or at any adjournments or postponements thereof, or if any other business property comes before the meeting, this proxy confers discretionary authority on the proxy nominees named herein and each of them to vote on such amendments, variations or other business.

   The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement for the January 8, 2003 meeting.

MSC INDUSTRIAL DIRECT CO., INC.
75 MAXESS ROAD
MELVILLE, NEW YORK 11747

PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED
ENVELOPE.


                            (L.S.)                                                 (L.S.)                      Dated
----------------------------      ----------------------  --------------------------      ----------------------     ---------------
 SIGNATURE OF SHAREHOLDER              PRINT NAME          SIGNATURE OF SHAREHOLDER             PRINT NAME


NOTE: Please sign exactly as name or names appear hereon. Full title of one signing in representative capacity should be clearly designated after signature. If a corporation, please sign in full corporate name by President or the authorized officer(s). If a partnership, please sign in partnership name by authorized person. If stock is in the name of two or more persons, each should sign. Joint owners should each sign. Names of all joint holders should be written even if signed by only one.

                        MSC INDUSTRIAL DIRECT CO., INC.
                ANNUAL MEETING OF SHAREHOLDERS - JANUARY 8, 2003
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints each of Shelley Boxer and Thomas Eccleston as the undersigned's proxy, with full power of substitution, to vote all shares of Class A Common Stock of MSC Industrial Direct Co., Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held on Wednesday, January 8, 2003 at 9:00 A.M. local time, at the lower level atrium of Fleet Bank at 300 Broad Hollow Road, Melville, New York 11747, and at any adjournments or postponements thereof and, without limiting the generality of the power hereby conferred, the proxy nominees named above and each of them are specifically directed to vote as indicated below.

   WHERE A CHOICE IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED F0R THE ELECTION OF ALL OF THE BOARD OF DIRECTORS' NOMINEES FOR DIRECTOR AND FOR THE RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE CURRENT FISCAL YEAR.

          (CONTINUED, AND TO BE SIGNED AND DATED ON THE REVERSE SIDE.)